UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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_______________________AAON, INC.________________________
(Name of Registrant as Specified in its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AAON, INC.

SUPPLEMENT TO PROXY STATEMENT
FOR 2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2014

This supplement revises the Definitive Proxy Statement, dated April 9, 2014, previously furnished to stockholders of AAON, Inc. in connection with its Annual Meeting of Stockholders to be held on May 20, 2014. Unless the context otherwise requires, references herein to “AAON”, “we”, “us”, “our,” “ours” or the “Company” refers to AAON, Inc., a Nevada corporation.

The purpose of this supplement is to (i) include certain information regarding the attendance of Jerry R. Levine and the other directors at Board and committee meetings, (ii) revise Proposal 2 - the proposal to amend the Company’s Articles of Incorporation to increase the total number of authorized shares of common stock of the Company - by reducing the size of that proposed increase from 200,000,000 to 50,000,000 common shares, (iii) reflect the Company’s engagement of D.F. King & Co., Inc. for assistance in soliciting proxies for the annual meeting and (iv) clarify that the Board intends to set forth a proposal to ratify the selection of the Company’s independent public accounting firm at future annual stockholder meetings, commencing with the annual meeting to be held in 2015.

The Company is making these revisions to conform to guidelines established by proxy advisory firms. Because many stockholders follow recommendations of certain proxy advisory firms as a matter of policy or choice, our Board has unanimously approved this supplement and the revised amendment to the Company’s Articles of Incorporation, and resolved to submit the revised amendment for approval by stockholders.

Attendance

The first full paragraph on page 9 of the Definitive Proxy Statement is revised to read in its entirety as follows (with additions indicated with italicized text):

The Board met five times during 2013, and each director participated in 75% or more of the total number of meetings of the Board. Each of our directors (including Mr. Levine) also attended more than 75% of the aggregate number of meetings held by the Board and the Committees of the Board on which such directors served, if any, that occurred during 2013.

Proposal 2

Proposal 2, as set forth beginning on page 28 of the Definitive Proxy Statement, is revised in its entirety to read as follows (with additions indicated with italicized text and deletions indicated by strike-through text):

PROPOSAL NO. 2
Amendment of Articles of Incorporation

Our Board has unanimously approved an amendment of the Articles of Incorporation of the Company to increase its total authorized shares of common stock from 50,000,000 to 100,000,000 ~~250,000,000~~ shares, as further described below. The full text of the proposed amendment to Article IV of our Articles of Incorporation is attached to this Proxy Statement as Annex A.

Currently, we are authorized to issue 50,000,000 shares of common stock. The Board has determined that increasing the authorized shares of common stock from 50,000,000 to 100,000,000 ~~250,000,000~~ is desirable and in the stockholders’ best interest because it will provide the Company with the flexibility to consider and respond to future business needs and strategic opportunities as they arise from time to time, including, among other things, in connection with financing and acquisition needs and/or opportunities, capital raising, joint ventures, restructurings, business combinations and investments, although we have no immediate plans to do so.

Through December 31, 2013, the Company has had five 3-for-2 stock splits of its common stock (each effectuated in the form of a 50% stock dividend). The Board also believes that increasing the authorized shares of common stock will provide the Company with the flexibility to consider, and effectuate, stock splits from time to time in the future as the Board determines appropriate.

The proposed increase in authorized common stock has been prompted by business and financial considerations. If stockholders do not approve the proposed increase in authorized common stock, there will be no immediate impact on the Company, however, failure to approve the increase in authorized common stock may limit our future options with respect to the corporate purposes set forth above.

Recommendation of the Board:

The Board recommends that stockholders vote FOR Proposal No. 2.

As a result of the Proposal 2 amendment, the Board proposes to replace the Certificate of Amendment to the Company’s Articles of Incorporation that was set forth as Annex A to the Definitive Proxy Statement with the following Annex A (with additions indicated with italicized text and deletions indicated by strike-through text):

Annex A

Certificate of Amendment to Articles of Incorporation

Article IV is hereby amended by deleting the first paragraph thereof in its entirety, and in lieu thereof the following new first paragraph of Article IV shall be inserted:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 105,000,000 ~~255,000,000~~ shares, consisting of 5,000,000 shares of preferred stock, par value $.001 per share (hereinafter the “Preferred Stock”), and 100,000,000 ~~250,000,000~~ shares of common stock, par value $.004 per share (hereinafter the “Common Stock”). The Common Stock shall be non-assessable and shall not have cumulative voting rights.”

Engagement of D.F. King

The first full paragraph on page 3 of the Definitive Proxy Statement is revised to read in its entirety as follows (with additions indicated with italicized text):

We will pay the costs of the solicitation of proxies. We have hired D.F. King & Co., Inc. (“D.F. King”) to help us send out the proxy materials and to ask for proxies. In connection with its retention by us, D.F. King has agreed to provide proxy solicitation services with respect to banks, brokers, institutional investors and individual stockholders for the annual meeting. D.F. King’s fee for these services is $7,500, plus reimbursement of reasonable and documented costs and expenses incurred by D.F. King. We have agreed to indemnify and hold harmless D.F. King against certain liabilities and expenses incurred in connection with their engagement. We can ask for proxies through the mail or personally by telephone or the Internet. We may reimburse brokerage firms and other persons for expenses incurred in forwarding the proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Stockholders electing to vote over the Internet should understand that there may be costs associated with electronic access (such as charges from their Internet access provider) and that these costs must be borne by the stockholder.

Ratification of Independent Public Accounting Firm

The following paragraph will be added subsequent the first full paragraph on page 2 of the Definitive Proxy Statement, and will read in its entirety as follows (with additions indicated with italicized text):

We intend to set forth a proposal to stockholders to ratify the selection of the Company’s independent public accounting firm at future annual stockholder meetings, commencing with the annual meeting to be held in 2015.

CONCLUSION

This supplement should be read in conjunction with the Company’s Definitive Proxy Statement filed on April 9, 2014, which remains unchanged in all respects except for the revisions set forth in this supplement. To the extent that information in this supplement differs from or updates information contained in the Definitive Proxy Statement, the information in this supplement controls.
Our Board deems the adoption of the amendment of the Company’s Articles of Incorporation, as so revised, to be in the Company’s and stockholders’ best interest and recommends a vote FOR Proposal 2 as revised.
If you have already voted your shares and do not wish to change your vote on Proposal 2, no further action is necessary. You do not need to submit a new proxy card unless you wish to change your vote on Proposal 2. All validly executed proxy cards or votes cast via the Internet or telephone at any time (either prior to or after the date hereof) indicating a vote for or against Proposal 2 will be deemed to constitute a vote for or against approval of Proposal 2 as revised and described in this Supplement. If you have already voted your shares and you wish to change your vote on any matter (including Proposal 1 regarding the election of Directors), you may revoke your proxy before it is voted at the annual meeting by: 1) timely mailing in a revised proxy card, 2) giving notice of the revocation to the Secretary of AAON, 3) casting a new vote via the Internet or telephone, or 4) if you are a holder of record, attending the annual meeting and voting in person. If you have any questions on how to vote your shares, please call our proxy solicitor, D.F. King at 800-859-8509.

The date of this supplement to the Proxy Statement is May 8, 2014.